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                                                                    EXHIBIT 23.5

                 CONSENT OF THE ROBINSON-HUMPHREY COMPANY, LLC


                                 March 9, 1999



     The Robinson-Humphrey Company, LLC ("R-H") hereby consents to the inclusion in the Proxy Statement/Prospectus of The FINOVA Group Inc. and Sirrom Capital Corporation, filed as a part of this Post-Effective Amendment No.1 to the Registration Statement on Form S-4 of The FINOVA Group Inc. filed with the Securities and Exchange Commission on March 2 1999, of its opinion, and to the references made to R-H in the "Summary," "The Merger" and "The Merger Agreement" sections of such Proxy Statement/Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                          Very truly yours,

                                          THE ROBINSON-HUMPHREY COMPANY, LLC


                                          By: /s/ THE ROBINSON-HUMPHREY COMPANY,
                                              LLC

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